Exhibit 10.32

[Form of Termination Agreement]

[    ], 2006

Merrill Lynch Global Partners, Inc.
c/o Merrill Lynch Global Private Equity
4 World Financial Center, 23rd Floor
New York, NY 10080
Tel: (212) 449-1119
Attention: George Bitar

Ladies and Gentleman:

Reference is made to the Consulting Agreement, dated as of December 21, 2005 (the “Merrill Consulting Agreement”), among Hertz Global Holdings, Inc. (formerly named CCMG Holdings, Inc.) (the “Company”), The Hertz Corporation (“Hertz”) and Merrill Lynch Global Partners, Inc. (“Merrill”). The Merrill Consulting Agreement sets forth, among other things, the fees to be paid to Merrill by the Company and its subsidiaries for Consulting Services and Transaction Services to be performed by Merrill or its affiliates thereunder. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merrill Consulting Agreement.

The parties agree to terminate the Merrill Consulting Agreement pursuant to Section 4 thereof upon the consummation of the Company’s initial Public Offering (as defined in the Stockholders Agreement). In connection with such termination, the Company will pay (or will cause a subsidiary of the Company to pay) a fee of $5 million to Merrill (the “Merrill Termination Fee”) on the closing date of the Company’s initial Public Offering and, in consideration thereof, Merrill will waive any right to any Transaction Fee in connection with such Public Offering. Upon payment of the Merrill Termination Fee, the Merrill Consulting Agreement will automatically terminate, provided that Section 3(b) and Section 3(d) thereof shall survive solely as to any portion of any Consulting Fee or Expenses accrued, but not paid or reimbursed, prior to such termination.

The termination of the Merrill Consulting Agreement has been requested by the Company (with Majority Approval, as defined in a Stockholders Agreement). The Merrill Consulting Agreement is being terminated in reliance upon, and subject to, the concurrent termination of the Consulting Agreement, dated as of December 21, 2005, among the Company, Hertz and Clayton, Dubilier & Rice, Inc. (the “CD&R Consulting Agreement”) and the Consulting Agreement, dated as of December 21, 2005, among the Company, Hertz and TC Group IV, L.L.C. (the “Carlyle Consulting Agreement”), in each case in consideration of a fee in an amount equal to the Merrill Termination Fee and on terms substantially identical to this letter agreement.

This letter agreement may be executed in any number of counterparts, with each executed counterpart constituting an original, but all together one and the same instrument. This letter agreement sets forth the entire understanding and agreement among the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. This letter agreement is governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within that state.

If the foregoing is in accordance with your understanding and agreement, please sign and return this letter agreement, whereupon this letter agreement shall constitute a binding agreement with respect to the matters set forth herein.

Sincerely,

HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

THE HERTZ CORPORATION

By:
Name:
Title:

Acknowledged and agreed as of the
date first above written:

MERRILL LYNCH GLOBAL PARTNERS, INC.

By:
Name:
Title:

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